UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

On May 16, 2018, Spindle, Inc. (the “Company”) entered into a non-binding Letter of Intent (the “Letter of Intent”) whereby the Company will enter into a strategic alliance with VyaPay, LLC (“VyaPay”) pursuant to which they would mutually pursue business objectives and share certain business resources. The Letter of Intent replaces the Asset Purchase Agreement dated April 6, 2018 and filed with the Company's Form 8-K/A on April 12, 2018, which had expired on May 15, 2018. Upon entering into a definitive agreement, Spindle will introduce and market VyaPay Processing Services and other services to Spindle customers. VyaPay shall perform, schedule and staff all VyaPay services. Spindle may provide its products and solutions to VyaPay, to be installed at the VyaPay Processing Center. Upon entering into a definitive agreement, the term is intended to be for twenty-four months and renewable for successive one-year periods upon the written agreement of Spindle and VyaPay. It is intended that Spindle shall enter into a Consulting Agreement with Wain Swapp, VyaPay CEO, to provide advisory and management services to Spindle. Upon execution of a definitive agreement, Spindle shall have a right of first refusal option to acquire substantially all the assets of VyaPay at a discount from the then-current fair market value of the assets subject to certain conditions. The Letter of Intent is attached hereto as Exhibit 10.1 with certain confidential information omitted and submitted to the Securities and Exchange Commission with a confidential treatment request. The Company issued a press release regarding the Letter of Intent which is filed with this Form 8-K as Exhibit 99.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description
10.1	Letter of Intent dated May 16, 2018*
99.1	Press Release dated May 16, 2018

*Portions of the exhibit have been omitted pursuant to a request for confidential treatment with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2018

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Chief Executive Officer

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